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                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE

$2,000,000.00                                                      July 31, 2000

     FOR VALUE RECEIVED, on or before July 31, 2001 ("Maturity Date"), the
                                                      -------------
undersigned, DATA RETURN CORPORATION (hereinafter referred to as "Borrower"),
                                                                  --------
promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank")
                                                                        ----
at its offices in Dallas   County, Texas, at 1717 Main Street, Dallas, Texas
75201 the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00)

("Total Principal Amount"), or such amount less than the Total Principal Amount
------------------------
which is outstanding from time to time if the total amount outstanding under this Promissory Note ("Note") is less than the Total Principal Amount, together
                       ----
with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated on the
                                          -------------
basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the Prime Rate, each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

          The term "Prime Rate", as used herein, shall mean a rate per annum
                    ----------
equal to the prime rate of interest announced from time to time by Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. The term "Maximum Rate," as used
                                                         ------------
herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

     (a) interest shall be due and payable monthly as it accrues, commencing on the first day of September, 2000 and continuing on the same day of each successive month thereafter during the term of this Note; and

     (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

     If a payment is more than ten (10) days late, Borrower will pay a delinquency charge in an amount equal to the greater of (i) 5.0% of the amount of the delinquent payment up to the maximum amount of $250.00, or (ii) $25.00. Upon an Event of Default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the Contract Rate three (3.00) percentage points, and
(b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased Contract Rate).

     This Note evidences obligations and indebtedness from time to time owing by Borrower to Bank pursuant to that certain Credit Agreement dated December 29, 1999 by and between Borrower and Bank (as amended, the "Credit Agreement"), and
                                                        ----------------
is secured by, inter alia, the following:
               ----- ----

     (a) a Security Agreement dated December 29, 1999, by and between Borrower and Bank, covering certain collateral as more particularly described therein; and

     (b) a Pledge Agreement dated December 29, 1999 between Borrower and Bank, covering certain cash, cash equivalents and/or marketable securities as more particularly described therein.

     This Note, the Credit Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the
                    --------------
benefits and security provided in the Loan Documents.

     Under the Credit Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and reborrow hereunder.
Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, upon delinquency or other Event of Default, Bank reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to

PROMISSORY NOTE - Page 1
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Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday
                  ------------
or any other day on which national banking associations are authorized to be closed. The books and records of Bank shall be prima facie evidence of all
                                               -----------
outstanding principal of and accrued and unpaid interest on this Note.

     Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):
                              ----------------

          (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Bank when due; or

          (b) the occurrence of any event of default specified in any of the other Loan Documents; or

          (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof.
The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

PROMISSORY NOTE - Page 2
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     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

     This Note is given in renewal and extension, but not extinguishment, of all amounts left owing and unpaid on that certain promissory note dated December 29, 1999 executed and delivered by Borrower and payable to the order of Bank in the stated principal amount of $2,000,000.00.

                              BORROWER:


                              DATA RETURN CORPORATION



                              By:  /s/ Stuart A. Walker
                                   -----------------------------------------
                              Name:  Stuart A. Walker
                              Title: Senior Vice President - Chief Financial
                                      Officer


PROMISSORY NOTE - Page 3
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